Exhibit 24

POWER OF ATTORNEY

Fosun Industrial Co., Limited, a corporation organized under the laws of Hong Kong, China (the “Company”), hereby authorizes and designate each of John A. Haveman, David M. VanderHaar, Joshua Colburn and Angie D. Snavely, signing singly, as the Company’s true and lawful attorney-in-fact to:

(1)           execute for and on the Company’s behalf (i) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) Forms 144 in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(2)           do and perform any and all acts for and on the Company’s behalf which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the Securities and Exchange Commission, and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to the Company’s benefit, in its best interest, or legally required of the Company, it being understood that the statements executed by such attorney-in-fact on the Company’s behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The Company hereby further grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The Company hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at its request, are not assuming, nor is any such attorney-in-fact’s substitute or substitutes assuming, any of the Company’s responsibilities to comply with Section 16 of the Exchange Act or with Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Forms 3, 4 and 5 under Section 16 of the Exchange Act, unless earlier revoked by the Company in a signed writing delivered to the foregoing attorneys-in-fact.  Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following: (i) a partner of Faegre & Benson LLP, or (ii) an employee of Faegre & Benson LLP, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be duly executed by its Chairman of the Board Directors as of this 18th day of November, 2009.

FOSUN INDUSTRIAL CO., LIMITED

By:	/s/Chen Qiyu
Chen Qiyu
Chairman of the Board of Directors